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DSL.net(TM)
More than just DSL....
                            545 Long Wharf Drive, 5th floor, New Haven, CT 06511
                                          Tel: 1-877-DSL-NET1  Fax: 203-624-3612
                                            Email: info@dsl.net Web: www.dsl.net



DSL.NET REPORTS SECOND QUARTER 2003 RESULTS:
SECOND QUARTER REVENUE INCREASES 56%,
GROSS MARGIN INCREASES 58% AND
ADJUSTED EBITDA IMPROVES 16% FROM YEAR EARLIER


NEW HAVEN, Conn. - (BUSINESS WIRE), August 5, 2003 - DSL.net, Inc. (NASDAQ:
DSLN), a leading nationwide provider of broadband communications services to businesses, today reported second quarter 2003 financial results.

Revenue for the second quarter of 2003 was a record $18.1 million, representing a 56% increase from second quarter of 2002 revenue of $11.6 million. Revenue for the six months ended June 30, 2003, was $34.9 million, a 52% increase over revenue of $23.0 million for the comparable period in 2002.

The Company generated gross margin, or revenue less network expense, of $4.7 million for the second quarter of 2003, representing a 58% improvement over gross margin of $3.0 million for the second quarter of 2002. For the six months ended June 30, 2003, the Company generated gross margin of $9.2 million, a 63% improvement over gross margin of $5.6 million for the first six months of 2002.

Earnings before interest, taxes, depreciation, amortization and non-cash stock compensation ("Adjusted EBITDA") for the second quarter of 2003 was negative $3.2 million, a 16% improvement compared to negative $3.8 million for the second quarter of 2002. Adjusted EBITDA for the six months ended June 30, 2003, was negative $6.8 million, a 13% improvement over negative $7.8 million Adjusted EBITDA for the comparable period in 2002.

"Our second quarter results reflect continued strong growth in revenue, improvements in cash flow and the completion of several milestones in the integration of network assets and related subscriber lines acquired earlier this year," said David F. Struwas, chairman and chief executive officer of DSL.net. "Shortly after the quarter ended, we closed a $30 million financing with Deutsche Bank and VantagePoint Venture Partners. We believe that this financing puts us in a strong position to continue the roll out of our integrated voice and data services and to pursue strategic acquisitions."

Free cash flow (defined as Adjusted EBITDA minus capital expenditures) for the second quarter of 2003 was negative $4.1 million, in line with second quarter 2002 free cash flow of negative $4.1 million. For the first six months of 2003, free cash flow was negative $8.0 million, an 8% improvement over free cash flow of negative $8.6 million for the comparable period a year earlier.

Net loss for the quarter ended June 30, 2003, was $8.7 million, representing a 7% improvement over net loss of $9.4 million for the second quarter of 2002. For the six months ended June 30, 2003, net loss was $17.9 million, a 5% improvement over net loss of $18.8 million for the comparable period a year earlier.

Further improvements in Adjusted EBITDA, free cash flow and net loss on a year-over-year basis were offset by expenses associated with the integration of network assets and related subscriber lines acquired from Network Access Solutions (NAS).

On a per share basis, the Company reported a net loss applicable to common stockholders of $0.20 per share for the second quarter of 2003, compared to $0.20 per share for the comparable period a year earlier. For the six months ended June 30, 2003, net loss applicable to common stockholders was $0.40 per share, compared to $0.38 per share for the comparable period a year earlier. The first and second quarters of 2003 included charges for dividends and accretions on a larger amount of outstanding preferred stock than the comparable periods in 2002. These preferred stock-related charges translated into $0.06 per common share for the second quarter of 2003, compared to $0.05 per common share for the second quarter of 2002; and $0.12 per common share for the six months ended June 30, 2003, compared to $0.09 per common share for the comparable period a year earlier.

At June 30, 2003, the Company had total assets of $61.7 million, including $3.6 million in cash. On July 21, 2003, the Company announced that it had closed a $30 million financing with institutional investors led by Deutsche Bank.

Referring to the recent financing, Robert J. DeSantis, chief financial officer of DSL.net, said, "This $30 million funding greatly improves our financial condition, will finance our growth initiatives and enables us to retire previously existing debt at a discount. We believe that our revenue growth and cash-flow improvements, continued focus on strategic acquisitions and our successful financing efforts demonstrate our progress toward further enhancing shareholder value."

DSL.net will host a conference call to discuss results for the second quarter, as well as future plans and expectations, today at 11 a.m. Eastern Time. Interested parties may listen to the live audio webcast of the call by visiting the investor relations section of DSL.net's Web site, www.dsl.net. The call also may be accessed live via telephone by dialing 800-274-0873, confirmation code 225074. For those unable to access the live conference call, an audio replay will be available until 11 p.m., Eastern Time, on August 19, 2003, by dialing 888-203-1112 and entering code 225074. Investors may also access the call replay by visiting the investor relations section of the Company's Web site.

ABOUT DSL.NET
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services; as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net's ability to execute its business plan in a timely manner to generate the forecasted financial and operating results and liquidity;
(iv) failure to generate sufficient revenue, contain certain discretionary spending or achieve certain other business plan objectives could have a material adverse effect on DSL.net's results of operations or financial position; (v) risks associated with the possible removal of DSL.net's common stock from the Nasdaq SmallCap Market, which removal could adversely impact the pricing and trading of DSL.net's common stock; (vi) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business; (vii) risks associated with acquisitions, including difficulties in identifying and completing acquisitions, integrating acquired businesses or assets and realizing the revenue, earnings or synergies anticipated from any acquisitions; (viii) risks associated with the completion of DSL.net's pending acquisition of assets and subscriber lines from TalkingNets, Inc.; (ix) competition; (x) the risk that DSL.net's stockholders do not approve the matters required for the issuance of the remaining warrants to purchase shares of DSL.net's common stock in the Deutsche Bank-led financing, or that other conditions to the issuance of such warrants are not satisfied or waived by January 14, 2004, in which case DSL.net may be obligated to then repay the $30 million raised in such financing; and (xi) DSL.net's dependence on wholesale providers to provide it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2002, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:     Media:                                Investors:
              Joe Tomkowicz                         Bob DeSantis
              203-782-3885                          203-782-3267
              jtomkowicz@dsl.net                    investors@dsl.net
              ------------------                    -----------------

(Financial Tables Follow)

                                  DSL.NET, INC.
                            STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                        THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                             JUNE 30,                           JUNE 30,
                                                                 ------------------------------      ------------------------------
                                                                     2002              2003              2002              2003
                                                                 ------------      ------------      ------------      ------------
Revenue                                                          $     11,596      $     18,097      $     22,977      $     34,862
                                                                 ------------      ------------      ------------      ------------
Operating expenses:
        Network  (excluding $8, $3, $15 and
        $11 of stock compensation, respectively)                        8,625            13,406            17,337            25,643
        Operations (excluding $14, $3, $29 and
        $10 of stock compensation, respectively)                        1,856             2,818             3,847             5,574
        General and administrative (excluding $57, $17, $168 and
        $69 of stock compensation, respectively)                        3,373             3,216             6,776             6,273
        Sales and marketing (excluding $217, $137, $430 and
        $348 of stock compensation, respectively)                       1,577             1,889             2,774             4,122
        Stock compensation                                                296               160               642               438
        Depreciation and amortization                                   5,274             4,498            10,388             9,335
                                                                 ------------      ------------      ------------      ------------
          Total operating expenses                                     21,001            25,987            41,764            51,385
                                                                 ------------      ------------      ------------      ------------

Operating loss                                                         (9,405)           (7,890)          (18,787)          (16,523)
                                                                 ------------      ------------      ------------      ------------

Interest income (expense), net                                              8              (847)             (236)           (1,411)
Other income (expense), net                                                 3                37               175                (9)
                                                                 ------------      ------------      ------------      ------------
          Net loss                                               $     (9,394)     $     (8,700)     $    (18,848)     $    (17,943)
                                                                 ============      ============      ============      ============

Net loss applicable to common stockholders:
      Net loss                                                   $     (9,394)     $     (8,700)     $    (18,848)     $    (17,943)
      Dividends on preferred stock                                       (879)           (1,050)           (1,473)           (2,100)
      Accretion of preferred stock, net of issuance costs              (2,461)           (3,011)           (4,057)           (6,021)
                                                                 ------------      ------------      ------------      ------------
      Loss applicable to common stockholders                     $    (12,734)     $    (12,761)     $    (24,378)     $    (26,064)
                                                                 ============      ============      ============      ============

Net loss per common share, basic and diluted                     $      (0.20)     $      (0.20)     $      (0.38)     $      (0.40)
                                                                 ============      ============      ============      ============

Shares used in computing net loss per share                        64,868,362        65,030,504        64,806,104        64,981,319
                                                                 ============      ============      ============      ============

Other data:
  Reconciliation of net loss to adjusted EBITDA & free cash flow:
      Net loss                                                   $     (9,394)     $     (8,700)     $    (18,848)     $    (17,943)
      Add back:
         Interest and other (income) expense, net                         (11)              810                61             1,420
         Depreciation and amortization                                  5,274             4,498            10,388             9,335
         Stock compensation                                               296               160               642               438
                                                                 ------------      ------------      ------------      ------------
      Adjusted EBITDA                                                  (3,835)           (3,232)           (7,757)           (6,750)
         Less capital expenditures                                       (275)             (853)             (880)           (1,231)
                                                                 ------------      ------------      ------------      ------------
      Free Cash Flow                                             $     (4,110)     $     (4,085)     $     (8,637)     $     (7,981)
                                                                 ============      ============      ============      ============

                             CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                      DECEMBER 31,     JUNE 30,
                                                          2002           2003
                                                        -------        -------


Cash and cash equivalents (a)                           $11,319        $ 3,604
Accounts receivable, net of allowances                    4,358          7,791
Other current assets                                      2,048          2,416
      Total current assets                               17,725         13,811
Net property and equipment                               23,066         30,170
Other assets                                             12,705         17,678
                                                        -------        -------
                                                         53,496         61,659
                                                        =======        =======

Current liabilities                                      16,734         25,877
Long-term obligations - less current portion              1,889         11,644
Mandatorily redeemable convertible preferred stock       14,122         22,243
Stockholders' equity                                     20,751          1,895
                                                        -------        -------
                                                        $53,496        $61,659
                                                        =======        =======

(a) Includes restricted cash of approximately $1 and $22 at December 31, 2002, and June 30, 2003, respectively.